UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2016

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 300, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into Material Definitive Agreement.

On March 1, 2016, Tropicana Entertainment Inc. (the “Company”), through its wholly owned subsidiary, TEI Management Services LLC (the “Manager”), entered into a Management Agreement (the “Management Agreement”) by and between Trump Taj Mahal Associates, LLC (“TTMA”), Manager and IEH Investments I, LLC (the “Guarantor” and together with TTMA and Manager, the “Parties”).

TTMA and Trump Plaza Associates, LLC (“TPA”) are indirect, wholly owned subsidiaries of Trump Entertainment Resorts, Inc. (“TER”), and the owners, respectively, of the casino-hotel complex known as the Taj Mahal Casino Hotel (the “Taj Mahal”) and the former casino-hotel complex known as the Plaza Casino Hotel (the “Plaza Property”), each of which is located in Atlantic City, New Jersey.  Following TER’s emergence from bankruptcy on February 26, 2016, TER became a wholly owned subsidiary of Guarantor.

Guarantor is an indirect, wholly owned subsidiary of Icahn Enterprises Holdings L.P. (“Icahn Enterprises”), which is indirectly controlled by Mr. Carl C. Icahn.  Icahn Enterprises is the beneficial owner of approximately 67.9% of the Company’s common stock.

Pursuant to the Management Agreement, TTMA engaged Manager to manage the Taj Mahal in exchange for a management fee. Manager’s scope of services will include operational, strategic, financial, marketing and business planning and oversight, and other services to the Taj Mahal and certain consulting services related to the Plaza Property.

The Management Agreement becomes effective for an initial five year term, commencing no later than three business days following the receipt of all regulatory approvals required to permit the commencement of the transactions contemplated by the Management Agreement.  TTMA may exercise an option to renew the Management Agreement for one additional five year term.

The Management Agreement was unanimously approved by a special committee of the Company’s independent directors.

Item 7.01     Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release announcing its entry into the Management Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 2, 2016, of Tropicana Entertainment Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: March 2, 2016
	By:	/s/ Theresa Glebocki
	Name:	Theresa Glebocki
	Title:	Executive Vice President, Chief Financial Officer and Treasurer